Exhibit 10.1

AMENDMENT NO. 1

TO THE

TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of November 1, 2016, to the Trust Agreement (as defined below) is made by and between Atlantic Alliance Partnership Corp., a British Virgin Islands company (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of April 28, 2015 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of shareholders of the Company (the “Special Meeting”) held on November 1, 2016, the Company’s shareholders approved (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated memorandum and articles of association to provide that the date by which the Company shall be required to effect a Business Combination shall be November 3, 2017 (the “Extended Date”) and (ii) a proposal to extend the date on which to commence liquidating the Trust Account (the “Trust Amendment”) in the event the Company has not consummated a Business Combination to the Extended Date; and

WHEREAS, on the date hereof, the Company is filing the Charter Amendment with the Registrar of Corporate Affairs in the British Virgin Islands.

NOW, THEREFORE, IT IS AGREED:

1.	Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Chairman of the board of directors (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses in the case of Exhibit B), only as directed in the Termination Letter and the other documents referred to therein, or (y) November 3, 2017, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Shareholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by November 3, 2017, the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders; the provisions of this paragraph 1(i) notwithstanding, it is agreed that the Trustee shall have no obligation to monitor, calculate or insure that the Company has reserved funds to meet its income tax obligations;

2.	Section 1(k) of the Trust Agreement is hereby amended and restated to read in full as follows:

(k) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), (j) or (m) herein; and

3.	A new Section 1(m) is hereby inserted into the Trust Agreement immediately following Section 1(l) to read as follows:

(m) Distribute upon receipt of an Amendment Notification Letter (defined below), to Public Shareholders who exercised their redemption rights in connection with an Amendment (defined below) an amount equal to the pro rata share of the Property relating to the Ordinary Shares for which such Public Shareholders have exercised redemption rights in connection with such Amendment;

4.	A new Section 2(g) is hereby inserted into the Trust Agreement immediately following Section 2(f) of the Trust Agreement to read as follows:

(g) If the Company seeks to amend any provision of its Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-Business Combination activity (including the time within which the Company has to complete a Business Combination) (in each case an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit D providing instructions for the distribution of funds to Public Shareholders who exercise their redemption option in connection with such Amendment.

5.	A new Exhibit D, attached hereto, is hereby added to the Trust Agreement immediately following Exhibit C of the Trust Agreement.

6.	All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

7.	This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

8.	This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 6(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

9.	This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Frances E. Wolf Sr.
Name: Frances E. Wolf Sr.
Title: Vice President

ATLANTIC ALLIANCE PARTNERSHIP CORP.

By:	/s/ Jonathan Mitchell
Name: Jonathan Mitchell
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to the Investment Management Trust Agreement]

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EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: [Accounting Department]

Re:	Trust Account No. Amendment Notification Letter

Gentlemen:

Pursuant to Section 1(m) of the Investment Management Trust Agreement between Atlantic Alliance Partnership Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of April 28, 2015 (as amended, the “Trust Agreement”), the Company hereby requests that you deliver to the Company $_____ of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay the Public Shareholders who have properly elected to redeem their Ordinary Shares in connection with the shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association to extend the time in which the Company must complete a Business Combination or liquidate the Trust Account. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

ATLANTIC ALLIANCE PARTNERSHIP CORP.

By:
Name:
Title:

cc: Citigroup Global Markets Inc.